EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form 5-8 of our report dated November 16, 2020, with respect to the consolidated financial statements of Simulations Plus, Inc. and Subsid iaries appearing in the Compan y's Annual Report on Form 10-K for the year ended August 31, 2020.

Rose, Snyder & Jacobs LLP

Encino, California

August 9, 2021